           As filed with the Securities and Exchange Commission on June 27, 2001
                                                 Registration No. 333-__________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          CARDIAC PATHWAYS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

               DELAWARE                               77-0278793
    (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)

                               995 BENECIA AVENUE
                           SUNNYVALE, CALIFORNIA 94085
                                 (408) 737-0505
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 2000 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                            ------------------------

                                 THOMAS PRESCOTT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CARDIAC PATHWAYS CORPORATION
                               995 BENECIA AVENUE
                           SUNNYVALE, CALIFORNIA 94085
                                 (408) 737-0505
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:
                             CHRIS F. FENNELL, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (650) 493-9300

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                          PROPOSED               PROPOSED
                                                   AMOUNT                  MAXIMUM                MAXIMUM             AMOUNT OF
         TITLE OF SECURITIES TO                    TO BE               OFFERING PRICE            AGGREGATE           REGISTRATION
             BE REGISTERED                     REGISTERED(2)              PER SHARE          OFFERING PRICE(3)          FEE(4)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, to be
issued pursuant to the 2000 Stock
PLAN(1)...............................             500,000                  $3.52               $1,760,000              $440.00
===================================================================================================================================

(1) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

(2) This Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the 2000 Stock Plan described herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without Registrant's receipt of consideration that results in an increase in the number of Registrant's outstanding shares of Common Stock.

(3) Estimated in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $3.52 per share, which was the average of the high and low per share prices of Registrant's Common Stock, quoted by the Nasdaq National Market System on June 22, 2001.

(4) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, to be $440.00, which is equal to .00025 multiplied by the proposed maximum aggregate offering price of $1,760,000.

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
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE:

This Registration Statement on Form S-8 is being filed for the purpose of registering 500,000 shares of Common Stock to be issued pursuant the 2000 Stock Plan (the "2000 Plan") of Cardiac Pathways Corporation (the "Registrant") which was approved by the stockholders of the Registrant on December 15, 2000.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     1. Registrant's Annual Report on Form 10-K/A for the year ended June 30, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 16, 2001;

     2. Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed pursuant to Section 13 of the Exchange Act on May 15, 2001;

     3. Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 filed pursuant to Section 13 of the Exchange Act on February 14, 2001;

     4. Registrant's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2000 filed pursuant to Section 13 of the Exchange Act on February 15, 2001;

     5. the description of Registrant's common stock set forth in Registrant's Registration Statement on Form 8-A filed April 27, 1996 pursuant to
          Section 12 of the Securities and Exchange Act of 1934, as amended, including any amendment or report filed with the Commission for the purpose of updating this description; and

     6. the description of Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on May 15, 1997 pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


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

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemption as provided in section 174 of the Delaware General Corporation Law, or (v) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, and employee or other agents for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

     The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Exhibit
     Number                         Description
     -------    ---------------------------------------------------------
      4.1       2000 Stock Plan
      5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation
     23.1       Consent of Ernst & Young LLP, Independent Auditors
     23.2       Consent of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation (contained in Exhibit 5.1 to this Registration
                Statement)
     24.1       Power of attorney (contained on signature pages of this
                Registration Statement)

ITEM 9.  UNDERTAKINGS.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 27th day of June, 2001.

                                     CARDIAC PATHWAYS CORPORATION

                                     By: /s/ Thomas M. Prescott
                                         ---------------------------------------
                                         Thomas M. Prescott
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Thomas
M. Prescott and Eldon Bullington, jointly and severally, his or her attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                             Title                                Date
------------------------------------------         -----------------------------------------------       -------------
/s/ Thomas M. Prescott                             Chief Executive Officer, President and Director       June 27, 2001
------------------------------------------                   (Principal Executive Officer)
             Thomas M. Prescott


/s/ Eldon M. Bullington                                        Chief Financial Officer                   June 27, 2001
------------------------------------------           (Principal Financial and Accounting Officer)
             Eldon M. Bullington


/s/ Mark J. Brooks                                                     Director                          June 27, 2001
------------------------------------------
               Mark J. Brooks

/s/ M. Fazle Husain                                                    Director                          June 27, 2001
------------------------------------------
               M. Fazle Husain


/s/ William N. Starling                                                Director                          June 27, 2001
------------------------------------------
             William N. Starling


/s/ Anchie Y. Kuo                                                      Director                          June 27, 2001
------------------------------------------
                Anchie Y. Kuo

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
                                INDEX TO EXHIBITS

     Exhibit
     Number                         Description
     -------    ---------------------------------------------------------
      4.1       2000 Stock Plan
      5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation
     23.1       Consent of Ernst & Young LLP, Independent Auditors
     23.2       Consent of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation (contained in Exhibit 5.1 to this Registration
                Statement)
     24.1       Power of attorney (contained on signature pages of this
                Registration Statement)